UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   Form 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report:                  June 18, 1996
(Date of earliest event reported)





                     ENRON GLOBAL POWER & PIPELINES L.L.C.
            (Exact name of registrant as specified in its charter)





        DELAWARE                    1-13584                     76-0456366
(State or other jurisdiction) (Commission File No.)          (I.R.S. Employer
of incorporation or organization)                           Identification No.)

       ENRON BUILDING
      1400 SMITH STREET
       HOUSTON, TEXAS                                                   77002
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number,
including area code:            (713) 853-1937


















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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

      On June 17, 1996, Enron Global Power & Pipelines L.L.C. ("EPP") entered into a Purchase Agreement among Enron Holding Company L.L.C., Enron International Inc. and EPP to acquire from wholly owned subsidiaries of Enron Corp. ("Enron") (i) all of the outstanding share capital of two companies collectively owning a 50% interest in the Puerto Plata, Dominican Republic power project (the "Project") and (ii) approximately $11 million principal amount of subordinated notes owed by the Project to Enron. The acquisition of this interest, which was pursuant to the Purchase Right Agreement dated as of November 15, 1994, between Enron and EPP (the "Purchase Right Agreement"), closed on June 18, 1996. The transaction was approved by the independent Oversight Committee of the Board of Directors of EPP.

      The Project is a 185-megawatt, oil-fired, barge-mounted facility which provides electricity under a 20-year contract to the government-owned Corporacion Dominicana de Electricidad, which provides electric distribution services to the Dominican Republic. EPP anticipates that the Project will continue to operate as an electricity generating plant and related facilities.

      The amount of the consideration was determined in accordance with the Purchase Right Agreement, which has been filed as Exhibit 10.1 to EPP's Annual Report on Form 10-K for year ended December 31, 1994. The aggregate purchase price for the interest in the Project was approximately $50,000,000, which sum was paid by EPP to the Enron affiliates by EPP issuing 1,928,178 common shares of EPP to the Enron affiliates, based on the average closing price of EPP common shares on the New York Stock Exchange for a period of 20 trading days prior to the completion of the acquisition. The common shares so issued constitute approximately 7.9% of EPP's common shares issued and outstanding after giving effect to the transaction. As a result thereof, Enron currently owns indirectly approximately 59% of the outstanding common shares of EPP.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

 (a) Financial statements of business acquired.

      It is impracticable for the Registrant to provide the financial statements required to be provided by this Item at this time, however, the Registrant shall provide the required statements under cover of an amendment to this Current Report on Form 8-K/A as soon as practicable, but in any event not later than September 3, 1996.

(B) PRO FORMA FINANCIAL INFORMATION.

            It is impracticable for the Registrant to provide the pro forma financial statements required to be provided by this Item at this time, however, the Registrant shall provide the required statements under cover of an amendment to this Current Report on Form 8-K/A as soon as practicable, but in any event not later than September 3, 1996.

(C) EXHIBITS.

10.1 Purchase Agreement dated as of June 17, 1996, among Enron International Inc., Enron Holdings Company L.L.C. and EPP.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          ENRON GLOBAL POWER & PIPELINES L.L.C.

Date:  July 3, 1996                       By:   /s/          Paula H. Rieker

                                                     Paula H. Rieker
                                                  Vice President and
                                                Chief Financial Officer

                               INDEX TO EXHIBITS

EXHIBIT NO.                                            METHOD OF FILING
10.1        Purchase Agreement dated as of June 17,      Filed herewith
            1996, among Enron International Inc.,        electronically
            Enron Holdings Company L.L.C. and EPP.